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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-30663 of Data Processing Resources Corporation on Form S-8 of our report dated July 2, 1998, appearing in the Annual Report on Form 11-K of the Data Processing Resources Corporation Retirement Savings Plan for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP

Costa Mesa, California
July 2, 1998